Exhibit 99.1

FOR IMMEDIATE RELEASE

Mattel Names Jonathan Anschell Executive Vice President,

Chief Legal Officer, and Secretary

●	Former ViacomCBS Media Networks General Counsel brings extensive media industry and global brand expertise to Mattel

EL SEGUNDO, Calif. – Dec. 8, 2020 – Mattel, Inc. (NASDAQ: MAT) today announced the appointment of Jonathan Anschell as Executive Vice President, Chief Legal Officer, and Secretary, effective Jan. 1, 2021. Anschell will report to Ynon Kreiz, Mattel’s Chairman and Chief Executive Officer. He will succeed Robert Normile, who will continue in his current role through Dec. 31, 2020, and then remain with Mattel as an executive advisor through a date in April to be determined by the Company to ensure a smooth transition.

“Jonathan is a highly accomplished legal executive, with a strong commercial background and deep expertise in managing global, consumer-facing brands,” said Kreiz. “His leadership skills and strong transactional experience at the highest levels of the media and entertainment industry will further strengthen our capabilities as we transform Mattel into an IP-driven, high-performing toy company. I look forward to Jonathan joining the executive leadership team as we build on the momentum already well underway at Mattel and create value for our shareholders.”

Anschell brings extensive legal, corporate governance and media and entertainment industry expertise to Mattel. He joins the Company from ViacomCBS Media Networks, where he served as Executive Vice President and General Counsel since 2019, leading the legal affairs team for all CBS entertainment and news operations, as well as the business and legal affairs teams for the ViacomCBS cable networks in the U.S. and internationally. Anschell previously served as General Counsel of CBS Television and Deputy General Counsel and Secretary of CBS Corporation. Before joining CBS in 2004, he was a partner at White O’Connor Curry, a Los Angeles-based law firm.

In his role as EVP, Chief Legal Officer, and Secretary, Anschell will be in charge of all legal responsibilities for the Company’s operations and transactions, as well as corporate governance, securities, intellectual property, litigation and privacy. He will also be responsible for compliance and government affairs at the Company.

“I am proud to join Mattel at such an exciting and important time in its transformation,” said Anschell. “Mattel is an innovative company and home to iconic brands with enduring value. I look forward to working with the leadership team on this next stage of growth.”

Kreiz added, “I greatly appreciate the role Bob Normile has played at Mattel and thank him for his many years of excellent work. He has been an important part of Mattel for nearly three decades, making countless contributions to the Company’s success. He built a world-class in-house legal team and was a key part of numerous acquisitions and joint ventures. He has been a great partner during the recent transformational period for our company and helped us achieve significant progress in our turnaround. We are grateful for his leadership during his time at Mattel and appreciate his continued service as an executive advisor to provide a seamless transition with Jonathan over the next several months.”

About Mattel

Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends®, UNO® and MEGA®, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and e-commerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Specific factors that might cause such a difference include, but are not limited to: (i) potential impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the global economy, including its impact on our sales; (ii) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and lower spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (viii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, or changes in their purchasing or selling patterns; (ix) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (x) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xiii) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiv) the bankruptcy and liquidation of Mattel’s significant retailers, or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xv) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xvi) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvii) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings; (xviii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xix) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s programs or alter Mattel’s actions and reduce actual results; (xx) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xxi) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxii) uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; and (xxiii) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

Contacts:

News Media

Catherine Frymark

Catherine.frymark@mattel.com

Danit Marquardt

Danit.Marquardt@mattel.com

Securities Analysts

David Zbojniewicz

david.zbojniewicz@mattel.com